CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of Kensington Managed Income Fund and Kensington Dynamic Growth Fund under the headings “How Do The Boards and The Funds’ Other Service Providers Compare?” and “Auditors” in the Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
March 21, 2022